Filed Pursuant to Rule 433
                                                         File No.: 333-131400-02


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GCCFC 2007-GG9
Loans contributing to Class AAB

----------------------------------------------------------------------------------------------------------------------
Repline #          Loan Name                                          Balance           RemAm      RemTerm     RemIO

----------------------------------------------------------------------------------------------------------------------
              96   Hampton Inn Searcy                                4,382,746.10         356         80           0
              41   Prestonwood Place                                19,200,000.00         336        114          18
              91   Mini U Storage - North Brunswick                  5,000,000.00         336        114          18
              37   Lake Forest Village                              24,000,000.00         276        115          79
              43   99-193 Aiea Heights                              18,000,000.00         324        115          31
              55   Resarch Corporate Center                         14,080,000.00         336        115          19
             106   5301 Longley Lane, Building E                     1,610,000.00         300        115          55
             107   5325 Louie Lane                                   1,295,000.00         300        115          55
              27   2121 Ponce de Leon Boulevard                     31,000,000.00         300        116          56
              46   Hartford Square North                            17,500,000.00         288        116          68
              61   Shoppes at Bellemead                             13,500,000.00         348        116           8
              65   DeMiguel and Johnson Portfolio                   12,600,000.00         300        116          56
              73   The Steelyard                                     9,600,000.00         336        116          20
              75   Sunshine Lake Estates MHC                         9,200,000.00         324        116          32
              78   469 North Canon Drive                             8,250,000.00         300        116          56
              82   Chouteau Crossing                                 6,800,000.00         336        116          20
              87   Comfort Inn Colorado Springs                      5,777,789.89         356        116           0
              94   Holiday Inn Express Gastonia                      4,624,304.51         296        116           0
              98   Advance Auto Parts I                              3,953,394.86         296        116           0
             100   910 Robb Drive (Winner's Corner)                  3,548,884.17         356        116           0
             120   The District II                                  45,200,000.00         336        116          20
             144   Toringdon III                                    12,650,000.00         324        116          32
             145   Corporate Center I                               12,600,000.00         324        116          32
             146   Glendale Center                                  12,250,000.00         300        116          56
             152   Toringdon V                                      10,424,000.00         324        116          32
             168   Rogers Ranch                                      6,940,000.00         300        116          56
             176   Lakewood at Georgia Avenue                        5,300,000.00         324        116          32
             177   West and Ironwood Building                        5,250,000.00         324        116          32
             189   Pyramid I                                         3,734,822.34         356        116           0
             195   Bread & Butter                                    3,049,591.41         320        116           0
             201   Social Security Administration                    1,462,628.68         116        116           0
              47   TBC Place                                        16,850,000.00         300        117          57
              57   Polaris Center                                   14,000,000.00         324        117          33
              66   4411 West Olive Avenue                           11,700,000.00         300        117          56
              69   126-130 Main Street                              10,850,000.00         300        117          57
              74   Comfort Inn Gunston Corner                        9,558,403.85         297        117           0
              77   StorQuest Self Storage Colorado                   8,750,000.00         300        117          57
              88   Fairfield Inn & Suites Asheville                  5,476,633.26         297        117           0
             101   Eastern Hills Center - Phase L                    3,350,000.00         336        117          21
             103   Pointe O'Woods Apartments                         2,900,000.00         324        117          33
             105   NTB Sachse                                        1,894,490.47         357        117           0
             117   Branson Landing                                  90,000,000.00         336        117          21
             142   Hillcroft I & II                                 13,500,000.00         324        117          33
             149   Princess Road Medical Arts Building              11,200,000.00         336        117          21
             167   Festival                                          6,968,812.83         297        117           0
             182   JAMAD I                                           4,750,000.00         312        117          45
             185   Palmhurst Shopping Center                         4,200,000.00         300        117          57
             193   Tamarac Business Center                           3,489,841.10         357        117           0
             196   Knightsbridge Apartments                          3,000,000.00         324        117          33
             197   Third Street Station                              2,871,012.22         357        117           0
              21   Noble Tech                                       35,000,000.00         300        118          58
              23   Aqua Via Apartments                              34,000,000.00         300        118          58
              29   Abercorn Common                                  30,000,000.00         300        118          58
              30   Poipu Shopping Village                           29,120,000.00         300        118          58
              31   Arbrook Park Apartments                          29,000,000.00         324        118          34
              56   Linden Park                                      14,000,000.00         336        118          22
              62   Enterprise Mill                                  13,100,000.00         300        118          58
              67   Allston Lofts                                    11,500,000.00         300        118          58
              79   Shops at Cypress                                  7,034,635.99         358        118           0
              80   Mini U Storage - Chantilly                        7,000,000.00         336        118          22
              86   Chapel Ridge Shopping Center                      6,400,000.00         324        118          34
             104   Meadowview Apartments                             2,700,000.00         324        118          34
             134   HJA Industrial Portfolio                         16,760,000.00         300        118          58
             137   Tuileries Plaza Phase I                          14,250,000.00         336        118          22
             139   Charlotte Park                                   14,000,000.00         300        118          58
             140   3400 Club Drive                                  13,900,000.00         300        118          58
             143   175 Pinelawn Road                                13,200,000.00         324        118          34
             151   Atrium Office Building                           10,500,000.00         300        118          58
             158   University Business Park                          8,500,000.00         276        118          82
             159   200 Fillmore                                      8,200,000.00         300        118          58
             161   Oakley Plaza                                      7,981,777.92         358        118           0
             164   Frisco Plaza                                      7,570,000.00         300        118          58
             171   Hallock Office Park                               6,500,000.00         300        118          58
             172   Academy Sports & Outdoors                         6,379,664.34         298        118           0
             174   Poway Executive Center                            5,675,000.00         300        118          58
             181   Streets of Toringdon                              4,814,135.06         358        118           0
             186   8404 North Navarro                                4,200,000.00         324        118          34
             188   Arbrook Square Shopping Center                    3,841,259.29         358        118           0
             192   2425 East Commercial                              3,500,000.00         300        118          58
             199   972 Partnership                                   2,000,000.00         300        118          58